Exhibit 99.1

QUEST DIAGNOSTICS REPORTS FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS;
ANNOUNCES 2013 GUIDANCE

•	Full year record cash from operations of $1.2 billion and expanded operating margins

•	Fourth quarter adjusted diluted EPS from continuing operations of $1.01, vs. $1.20 in 2011

•	Fourth quarter reported diluted EPS from continuing operations of $0.87 vs. $1.16 in 2011

•	Fourth quarter revenues from continuing operations of $1.8 billion, 4% below prior year

•	2013 guidance before special items: Diluted EPS between $4.35 - $4.55; revenues to grow between 0% and 1%

MADISON, N.J., JANUARY 23, 2013 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic information services, announced today that for the fourth quarter ended December 31, 2012, adjusted income from continuing operations was $163 million, or $1.01 per diluted share, compared to adjusted income from continuing operations of $191 million, or $1.20 per diluted share, for 2011. In the fourth quarter of 2012, as previously announced, Hurricane Sandy reduced revenues by an estimated $21 million, operating income by an estimated $16 million and earnings per diluted share by an estimated $0.06. Fourth quarter results include a benefit of $0.02 per share in 2012 and $0.08 in 2011 associated with discrete tax items.

For the fourth quarter of 2012, reported income from continuing operations was $140 million, or $0.87 per diluted share, compared to reported income from continuing operations of $184 million, or $1.16 per diluted share, in 2011. Income from continuing operations in the fourth quarter of 2012 was reduced by $0.14 per diluted share related to restructuring and integration costs. In the fourth quarter of 2011, income from continuing operations was reduced by $0.02 per diluted share related to restructuring and integration costs and by $0.02 per diluted share related to CEO succession costs.

Revenues from continuing operations were $1.8 billion for the fourth quarter, 4.0% below the prior year. Diagnostic information services revenues decreased 4.4%. Volume, measured by the number of requisitions, declined 2.4% versus the prior year and revenue per requisition was 2.0% below the prior year. The impact of Hurricane Sandy in the quarter is estimated to have reduced diagnostic information services revenues by 1.3% and volume by 1.0%.

For the fourth quarter of 2012, adjusted operating income from continuing operations was $301 million, or 17.0% of revenues, compared to $332 million, or 17.9% of revenues, for 2011. Reported operating income from continuing operations was $265 million, or 14.9% of revenues, compared to $320 million, or 17.3% of revenues, in 2011. Cash provided by operations was $380 million, and benefited $90 million due to the timing of tax payments. Cash from operations was $338 million in the fourth quarter of 2011.  During the fourth quarter of 2012, the company reduced outstanding debt by $147 million and repurchased $50 million of its common shares.

“During the fourth quarter, continued strong progress in our Invigorate cost-reduction initiative enabled us to mitigate some of the impact of revenue softness, which was exacerbated by the impact of Hurricane Sandy,” said Steve Rusckowski, President and CEO. “In late 2012, we unveiled our new strategic plan to improve performance and build value for our shareholders. We have moved aggressively on all five elements of our plan, starting with our first strategic goal of refocusing on our core diagnostic information services business. We sold OralDNA and announced the planned sale of HemoCue. We continued to pursue a disciplined approach to capital deployment, announcing a substantial increase in our dividend, repurchasing shares, and investing in strategic opportunities as exemplified by our new relationship with UMass Memorial Health Care.”

In connection with the company's strategy to refocus on diagnostic information services, the company sold OralDNA and announced its plan to sell its HemoCue diagnostic products business. As a result, its consolidated income statements for the full-year 2012 and 2011 reflect the operating results of these businesses as discontinued operations.

Full Year 2012 Performance

For the full year 2012, revenues from continuing operations were $7.4 billion, essentially unchanged from the prior year. Adjusted income from continuing operations was $701 million, or $4.36 per diluted share, compared to $704 million, or $4.38 per diluted share, in 2011. On a reported basis, income from continuing operations was $630 million, or $3.92 per diluted share, compared to $459 million, or $2.85 per diluted share, in 2011.

Adjusted operating income from continuing operations for 2012 was $1.3 billion, or 17.8% of revenues, compared to $1.3 billion, or 17.5% of revenues, for 2011. On a reported basis, operating income from continuing operations was $1.2 billion, or

16.3% of revenues, compared to $987 million, or 13.4% of revenues, in 2011. Cash provided by operations was $1.2 billion. In 2011, cash provided by operations was $895 million and was reduced by the Medi-Cal settlement payment. During 2012, the company reduced outstanding debt by $654 million and repurchased $200 million of its common shares.

Outlook for 2013

For 2013, the company estimates results from continuing operations, before special items, as follows:

•	Revenue growth of between 0% and 1%;

•	Earnings per diluted share to be between $4.35 and $4.55

•	Cash provided by operations to approximate $1 billion

•	Capital expenditures to approximate $250 million

“In 2013 our focus will continue to be driving operational excellence and restoring growth,” said Mr. Rusckowski. “We will build on the positive momentum of our 2012 Invigorate performance in 2013. We expect results from our efforts to restore growth to gradually build throughout 2013, and anticipate continued revenue softness in the first half, with improvement thereafter.”

Note on Non-GAAP Financial Measures

As used in this press release, the term “adjusted” refers to the operating performance measures that exclude the Medi-Cal charge, restructuring and integration charges, transaction costs related to acquisitions and CEO succession costs. Adjusted results do not exclude the impact of Hurricane Sandy in 2012 or the impact of severe weather in 2011. The GAAP to non-GAAP reconciliation for full year 2011 has been revised to reflect this change in treatment. Adjusted measures are presented because management believes those measures are useful adjuncts to reported results under accounting principles generally accepted in the United States. Adjusted measures should not be considered as an alternative to the corresponding measures determined under accounting principles generally accepted in the United States.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today. The conference call can also be accessed in listen-only mode by dialing 415-228-4961, passcode 3214469. The company suggests participants dial in approximately 10 minutes before the call.  A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or by phone at 800-835-4610 for domestic callers, or 203-369-3352 for international callers. Telephone replays will be available from 10:30 a.m. Eastern Time on January 23 until midnight Eastern Time on February 23, 2013.

Anyone listening to the call is encouraged to read the company's periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics is the world's leading provider of diagnostic information services that patients and doctors need to make better healthcare decisions. The company offers the broadest access to diagnostic testing services through its network of laboratories and patient service centers, and provides interpretive consultation through its extensive medical and scientific staff. Quest Diagnostics is a pioneer in developing innovative diagnostic tests and advanced healthcare information technology solutions that help improve patient care. Additional company information is available at QuestDiagnostics.com.
The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management's current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers and strategic partners and other factors discussed in “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results,” “Legal Proceedings,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures About Market Risk” in the company's 2011 Annual Report on Form 10-K and “Management's Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk,” and “Risk Factors” in the company's Quarterly Reports on Form 10-Q and other items throughout the Form 10-K and the company's 2012 Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

TABLES FOLLOW

###

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2012 and 2011
(in millions, except per share and percentage data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net revenues	$1,773.8	$1,848.2	$7,382.6	$7,391.9

Operating costs and expenses:
Cost of services	1,072.6	1,068.8	4,364.7	4,362.9
Selling, general and administrative	421.0	441.0	1,745.2	1,743.1
Amortization of intangible assets	18.5	17.8	74.7	61.2
Other operating (income) expense, net	(3.3)	0.2	(2.8)	238.1
Total operating costs and expenses	1,508.8	1,527.8	6,181.8	6,405.3

Operating income	265.0	320.4	1,200.8	986.6

Other income (expense):
Interest expense, net	(40.0)	(42.6)	(164.7)	(169.6)
Equity earnings in unconsolidated joint ventures	6.0	6.1	25.6	29.0
Other income, net	0.6	3.5	6.7	2.8
Total non-operating expenses, net	(33.4)	(33.0)	(132.4)	(137.8)

Income from continuing operations before taxes	231.6	287.4	1,068.4	848.8
Income tax expense	81.6	93.8	401.9	354.7
Income from continuing operations	150.0	193.6	666.5	494.1
Income (loss) from discontinued operations, net of taxes	(84.4)	5.3	(74.4)	11.6
Net income	65.6	198.9	592.1	505.7
Less: Net income attributable to noncontrolling interests	9.8	9.4	36.4	35.1
Net income attributable to Quest Diagnostics	$55.8	$189.5	$555.7	$470.6

Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$140.2	$184.2	$630.1	$459.0
Income (loss) from discontinued operations, net of taxes	(84.4)	5.3	(74.4)	11.6
Net income	$55.8	$189.5	$555.7	$470.6

Earnings per share attributable to Quest Diagnostics' common stockholders - basic:
Income from continuing operations	$0.88	$1.17	$3.96	$2.88
Income (loss) from discontinued operations	(0.53)	0.03	(0.47)	0.07
Net income	$0.35	$1.20	$3.49	$2.95

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$0.87	$1.16	$3.92	$2.85
Income (loss) from discontinued operations	(0.53)	0.03	(0.46)	0.07
Net income	$0.34	$1.19	$3.46	$2.92

Weighted average common shares outstanding:
Basic	158.7	157.8	158.6	158.7
Diluted	160.1	159.1	160.1	160.2

Operating income as a percentage of net revenues	14.9%	17.3%	16.3%	13.4%

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
December 31, 2012 and 2011
(in millions, except per share data)

	December 31, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$295.6	$164.9
Accounts receivable, net	867.0	906.5
Inventories	93.1	89.1
Deferred income taxes	174.2	153.3
Prepaid expenses and other current assets	91.0	87.4
Current assets held for sale	40.2	—
Total current assets	1,561.1	1,401.2
Property, plant and equipment, net	755.8	799.8
Goodwill	5,535.8	5,795.8
Intangible assets, net	872.2	1,035.6
Other assets	204.6	281.0
Non-current assets held for sale	354.4	—
Total assets	$9,283.9	$9,313.4

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$1,016.2	$906.8
Short-term borrowings and current portion of long-term debt	9.4	654.4
Current liabilities held for sale	22.0	—
Total current liabilities	1,047.6	1,561.2
Long-term debt	3,354.2	3,370.5
Other liabilities	635.5	666.7
Non-current liabilities held for sale	60.8	—
Stockholders' equity:
Quest Diagnostics stockholders' equity:
Common stock, par value $0.01 per share; 600 shares authorized at both December 31, 2012 and 2011; 215.1 shares and 214.6 shares issued at December 31, 2012 and 2011, respectively	2.2	2.1
Additional paid-in capital	2,370.7	2,347.5
Retained earnings	4,690.4	4,263.6
Accumulated other comprehensive income (loss)	14.3	(8.0)
Treasury stock, at cost; 56.7 shares and 57.2 shares at December 31, 2012 and 2011, respectively	(2,914.5)	(2,912.3)
Total Quest Diagnostics stockholders' equity	4,163.1	3,692.9
Noncontrolling interests	22.7	22.1
Total stockholders' equity	4,185.8	3,715.0
Total liabilities and stockholders' equity	$9,283.9	$9,313.4

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Twelve Months Ended December 31, 2012 and 2011
(in millions)
(unaudited)

	Twelve Months Ended December 31,
	2012	2011
Cash flows from operating activities:
Net income	$592.1	$505.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	286.6	281.1
Provision for doubtful accounts	268.6	279.6
Deferred income tax provision	6.5	28.6
Stock-based compensation expense	50.3	71.9
Excess tax benefits from stock-based compensation arrangements	(4.0)	(4.5)
Provision for special charge	—	236.0
Asset impairment and loss on sale of business	86.3	—
Other, net	(7.7)	8.6
Changes in operating assets and liabilities:
Accounts receivable	(243.0)	(306.7)
Accounts payable and accrued expenses	(13.2)	(17.6)
Settlement of special charge	—	(241.0)
Income taxes payable	100.6	39.1
Termination of interest rate swap agreements	71.8	—
Other assets and liabilities, net	(7.8)	14.7
Net cash provided by operating activities	1,187.1	895.5

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(50.6)	(1,298.6)
Sale of securities acquired in business acquisition	—	213.5
Capital expenditures	(182.2)	(161.5)
Decrease in investments and other assets	15.7	3.2
Net cash used in investing activities	(217.1)	(1,243.4)

Cash flows from financing activities:
Proceeds from borrowings	715.0	2,689.4
Repayments of debt	(1,369.4)	(1,710.3)
Purchases of treasury stock	(200.0)	(935.0)
Exercise of stock options	162.1	136.8
Excess tax benefits from stock-based compensation arrangements	4.0	4.5
Dividends paid	(108.1)	(64.7)
Distributions to noncontrolling interests	(37.8)	(35.7)
Other financing activities, net	12.1	(21.5)
Net cash (used in) provided by financing activities	(822.1)	63.5

Net change in cash and cash equivalents	147.9	(284.4)
Less: Cash included in assets held for sale	(17.2)	—
Cash and cash equivalents, beginning of period	164.9	449.3
Cash and cash equivalents, end of period	$295.6	$164.9

Cash paid during the period for:
Interest	$163.1	$161.8
Income taxes	$305.4	$285.3

Notes to Financial Tables

1)	The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$140.2	$184.2	$630.1	$459.0
Income (loss) from discontinued operations, net of taxes	(84.4)	5.3	(74.4)	11.6
Net income available to common stockholders	$55.8	$189.5	$555.7	$470.6

Income from continuing operations	$140.2	$184.2	$630.1	$459.0
Less: Earnings allocated to participating securities	0.6	1.0	2.5	2.9
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$139.6	$183.2	$627.6	$456.1

Weighted average common shares outstanding - basic	158.7	157.8	158.6	158.7
Effect of dilutive securities:
Stock options and performance share units	1.4	1.3	1.5	1.5
Weighted average common shares outstanding - diluted	160.1	159.1	160.1	160.2

Earnings per share attributable to Quest Diagnostics' common stockholders - basic:
Income from continuing operations	$0.88	$1.17	$3.96	$2.88
Income (loss) from discontinued operations	(0.53)	0.03	(0.47)	0.07
Net income	$0.35	$1.20	$3.49	$2.95

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$0.87	$1.16	$3.92	$2.85
Income (loss) from discontinued operations	(0.53)	0.03	(0.46)	0.07
Net income	$0.34	$1.19	$3.46	$2.92

2)
Adjusted amounts for operating income, operating income as a percentage of net revenues, income from continuing operations, and diluted earnings per common share represent the Company's results before the Medi-Cal charge, restructuring and integration charges, transaction costs related to the acquisitions of Athena Diagnostics and Celera Corporation, and CEO succession costs. Adjusted measures are presented because management believes those measures are useful adjuncts to reported results under accounting principles generally accepted in the United States when comparing results of operations from period to period. Adjusted measures should not be considered as an alternative to the corresponding measures determined under accounting principles generally accepted in the United States. The following tables reconcile reported results to adjusted results:

	Three Months Ended December 31, 2012
	(dollars in millions, except per share data)
		Restructuring & Integration Charges
	As Reported	(a)	As Adjusted
Operating income	$265.0	$36.4	$301.4
Operating income as a % of net revenues	14.9%	2.1%	17.0%
Income from continuing operations (b)	140.2	22.3	162.5
Diluted earnings per common share	0.87	0.14	1.01

(a)	Represents costs primarily associated with workforce reductions and professional fees incurred in connection with further restructuring and integrating our business.

(b)	For the restructuring and integration charges, income tax benefits were calculated using a combined federal and state rate of 38.7%.

	Twelve Months Ended December 31, 2012
	(dollars in millions, except per share data)
		Restructuring & Integration Charges	CEO Succession Costs
	As Reported	(c)	(d)	As Adjusted
Operating income	$1,200.8	$106.0	$10.1	$1,316.9
Operating income as a % of net revenues	16.3%	1.4%	0.1%	17.8%
Income from continuing operations (e)	630.1	65.0	6.1	701.2
Diluted earnings per common share	3.92	0.40	0.04	4.36

(c)	Represents costs primarily associated with workforce reductions and professional fees incurred in connection with further restructuring and integrating our business.

(d)	Principally represents accrued severance and accelerated vesting of equity awards in connection with the succession of our prior CEO.

(e)	For both the restructuring and integration charges, and CEO succession costs, income tax benefits were calculated using a combined federal and state rate of 38.7%.

	Three Months Ended December 31, 2011
	(dollars in millions, except per share data)
		Restructuring & Integration Charges	CEO Succession Costs
	As Reported	(f)	(g)	As Adjusted
Operating income	$320.4	$5.5	$5.6	$331.5
Operating income as a % of net revenues	17.3%	0.3%	0.3%	17.9%
Income from continuing operations (h)	184.2	3.4	3.4	191.0
Diluted earnings per common share	1.16	0.02	0.02	1.20

(f)
Includes $8.7 million of pre-tax costs principally associated with professional fees incurred in conjunction with further restructuring and integrating our business. The remainder is primarily associated with the reversal of certain previously established reserves for restructuring activities, principally associated with workforce reductions.

(g)	Principally represents accrued severance and accelerated vesting of equity awards in connection with the succession of our prior CEO.

(h)	For both the restructuring and integration charges, and CEO succession costs, income tax benefits were calculated using a combined federal and state rate of 38.7%.

	Twelve Months Ended December 31, 2011
	(dollars in millions, except per share data)
		Medi-Cal Settlement	Restructuring & Integration Charges	Transaction Costs	CEO Succession Costs
	As Reported	(i)	(j)	(k)	(l)	As Adjusted
Operating income	$986.6	$236.0	$52.1	$16.9	$5.6	$1,297.2
Operating income as a % of net revenues	13.4%	3.1%	0.7%	0.2%	0.1%	17.5%
Income from continuing operations (m)	459.0	194.7	31.9	15.2	3.4	704.2
Diluted earnings per common share	2.85	1.22	0.20	0.09	0.02	4.38

(i)	Represents the first quarter 2011 pre-tax charge of $236 million associated with the Medi-Cal settlement.

(j)
Represents costs incurred in conjunction with further restructuring and integrating our business, and includes $41.6 million of pre-tax charges, principally associated with workforce reductions, with the remainder principally professional fees.

(k)
Includes $20.0 million of pre-tax transaction costs, associated with the acquisitions of Athena Diagnostics and Celera Corporation. Of these costs, $16.9 million, primarily related to professional fees, was recorded in selling, general, and administrative expenses and $3.1 million of financing related costs were recorded in interest expense, net.

(l)	Principally represents accrued severance and accelerated vesting of equity awards in connection with the succession of our prior CEO.

(m)
Income tax benefit of $41.3 million associated with the Medi-Cal charge was calculated by applying a combined federal and the applicable state tax rate of 36% to the portion of the settlement for which a tax benefit has been recorded. Income tax benefit of $4.8 million associated with transaction costs was calculated by applying a combined federal and state rate of 38.7% to those costs for which a tax benefit has been recorded. For the impact of restructuring and integration charges, income tax benefits were calculated using a combined federal and state rate of 38.7%.

3)
The following tables summarize the impact to the year over year comparisons for the Medi-Cal charge, restructuring and integration charges, transaction costs, and CEO succession costs on certain reported results for the three and twelve months ended December 31, 2012 and 2011 (in millions, except per share data):

Three Months ended December 31, 2012 and 2011
	Restructuring & Integration Charges			CEO Succession Costs
	2012	2011	Better (Worse)	2012	2011	Better (Worse)
Cost of services	$22.9	$(2.7)	$(25.6)	$—	$—	$—
Selling, general and administrative	13.5	8.2	(5.3)	—	5.6	5.6
Operating income	36.4	5.5	(30.9)	—	5.6	5.6
Income from continuing operations	22.3	3.4	(18.9)	—	3.4	3.4
Diluted earnings per common share	0.14	0.02	(0.12)	—	0.02	0.02

Twelve Months ended December 31, 2012 and 2011
	Restructuring & Integration Charges			CEO Succession Costs
	2012	2011	Better (Worse)	2012	2011	Better (Worse)
Cost of services	$51.5	$22.2	$(29.3)	$—	$—	$—
Selling, general and administrative	54.5	29.9	(24.6)	10.1	5.6	(4.5)
Operating income	106.0	52.1	(53.9)	10.1	5.6	(4.5)
Income from continuing operations	65.0	31.9	(33.1)	6.1	3.4	(2.7)
Diluted earnings per common share	0.40	0.20	(0.20)	0.04	0.02	(0.02)

	Medi-Cal Settlement			Transaction Costs
	2012	2011	Better (Worse)	2012	2011	Better (Worse)
Cost of services	$—	$—	$—	$—	$—	$—
Selling, general and administrative	—	—	—	—	16.9	16.9
Operating income	—	236.0	236.0	—	16.9	16.9
Income from continuing operations	—	194.7	194.7	—	15.2	15.2
Diluted earnings per common share	—	1.22	1.22	—	0.09	0.09

4)
The Company previously announced its plan to sell its HemoCue diagnostics products business and completed the sale of its OralDNA salivary-diagnostics business. As a result, the Company's fourth quarter 2012 results include related after-tax charges in discontinued operations for the estimated asset impairment associated with HemoCue and the loss on sale associated with OralDNA totaling $89.5 million, or $0.56 per diluted share, in the period. Results of operations for HemoCue and OralDNA have been reported as discontinued operations in the accompanying financial tables and related notes to financial tables for all periods presented. At December 31, 2012, the assets and liabilities of HemoCue have been reported as held for sale on the accompanying balance sheet.

The Company's consolidated income statements for the full-year 2012 and 2011 reflect the operating results of HemoCue and OralDNA as discontinued operations. The combined results of HemoCue and OralDNA are as follows:

•Revenues of $117 million in 2012 and $119 million in 2011;
•Operating income of $11 million in 2012 and $8 million in 2011;
•Net income from operations of $15 million in 2012 and $13 million in 2011; and
•Earnings per diluted share of $0.09 in 2012 and $0.08 in 2011.

To assist in understanding how treating HemoCue and OralDNA as discontinued operations has impacted 2012 financial performance, the following table summarizes the affects on certain financial measures of such treatment, and presents "Proforma Adjusted Results" including HemoCue and OralDNA.

Three Months Ended December 31, 2012	Continuing Operations	Adjustments for HemoCue and OralDNA	Proforma Results	Loss on Sale / Impairment	Restructuring & Integration Charges	CEO Succession Costs	Proforma Adjusted
(dollars in millions, except per share data)	As Reported	(a)	(b)	(c)	(d)	(e)	Results
Net revenues	$1,773.8	$31.0	$1,804.8	$—	$—	$—	$1,804.8
Operating income (loss)	265.0	(82.7)	182.3	86.4	37.7	—	306.4
Operating income (loss) as a % of net revenues	14.9%	(4.8)%	10.1%	4.8%	2.1%	—%	17.0%
Income (loss) from continuing operations (f)	140.2	(84.5)	55.7	89.5	23.1	—	168.3
Diluted earnings (loss) per common share	0.87	(0.53)	0.34	0.56	0.15	—	1.05

Twelve Months Ended December 31, 2012
(dollars in millions, except per share data)
Net revenues	$7,382.6	$116.9	$7,499.5	$—	$—	$—	$7,499.5
Operating income (loss)	1,200.8	(75.4)	1,125.4	86.4	107.8	10.1	1,329.7
Operating income (loss) as a % of net revenues	16.3%	(1.3)%	15.0%	1.2%	1.4%	0.1%	17.7%
Income (loss) from continuing operations (f)	630.1	(74.7)	555.4	89.5	66.3	6.1	717.3
Diluted earnings (loss) per common share	3.92	(0.47)	3.45	0.56	0.42	0.04	4.47

(a)	Represents the results of HemoCue and Oral DNA included in discontinued operations, which include charges for asset impairment and loss on sale.

(b)	Represents the results before the treatment of HemoCue and Oral DNA as discontinued operations.

(c)
Represents pre-tax charges totaling $86.4 million, for asset impairment of HemoCue and loss on sale of OralDNA. Income (loss) from continuing operations includes $7.5 million income tax expense related to the re-valuation of deferred tax assets associated with HemoCue.

(d)	Represents costs primarily associated with workforce reductions and professional fees incurred in connection with further restructuring and integrating our business.

(e)	Principally represents accrued severance and accelerated vesting of equity awards in connection with the succession of our prior CEO.

(f)	For both the restructuring and integration charges, and CEO succession costs, income tax benefits were calculated using a combined federal and state rate of 38.7%.

5)
Other operating (income) expense, net includes special charges, and miscellaneous income and expense items related to operating activities. For the twelve months ended December 31, 2011, other operating expense, net included a pre-tax charge of $236 million associated with the Medi-Cal settlement.

6)
Other income, net represents miscellaneous income and expense items related to non-operating activities, such as gains and losses associated with investments and other non-operating assets. For the three months ended December 31, 2012 and 2011, other income, net includes gains of $0.5 million and $3.8 million, respectively, associated with investments held in trusts pursuant to our supplemental deferred compensation plans. For the twelve months ended December 31, 2012 and 2011, other income, net includes gains of $6.5 million and $0.3 million, respectively, associated with investments held in trusts pursuant to our supplemental deferred compensation plans. For the twelve months ended December 31, 2011, other income, net includes a pre-tax gain of $3.2 million associated with the sale of an investment.

7)
Results for both the three and twelve months ended December 31, 2012 include discrete tax benefits of $0.02 per diluted share. Results for the three and twelve months ended December 31, 2011 include discrete tax benefits of $0.08 and $0.11 per diluted share, respectively, primarily associated with certain state tax planning initiatives and the favorable resolution of certain tax contingencies.

8)
In January 2012, our Board of Directors authorized $1.0 billion of additional share repurchases, bringing the total available under share repurchase authorizations at that time to $1.1 billion. For the three months ended December 31, 2012, the Company repurchased 869 thousand shares of its common stock at an average price of $57.55 per share for $50 million. For the twelve months ended December 31, 2012, the Company repurchased 3.4 million shares of its common stock at an average price of $58.31 per share for $200 million. For the three and twelve months ended December 31, 2012, the Company reissued 0.5 million shares and 3.9 million shares, respectively, for employee benefit plans. As of December 31, 2012, the Company had $865 million remaining under share repurchase authorizations.